EXHIBIT 99.1

NEWS RELEASE	NEWS RELEASE	NEWS RELEASE	NEWS RELEASE

Media Contacts:
Giovanna Falbo, Giovanna.Falbo@aexp.com, +1.212.640.0327
Andrew R. Johnson, Andrew.R.Johnson@aexp.com, +1.212.640.8610

Investors/Analysts Contacts:
Kerri S. Bernstein, Kerri.S.Bernstein@aexp.com, +1.212.640.5574
Michelle A. Scianni, Michelle.A.Scianni@aexp.com, +1.212.640.5574

AMERICAN EXPRESS REPORTS RECORD REVENUE OF $15.1 BILLION, UP 12% FROM THE PRIOR YEAR,
WITH CARD MEMBER SPENDING REACHING A QUARTERLY HIGH
SECOND-QUARTER EARNINGS PER SHARE ROSE 12% TO RECORD $2.89
COMPANY REAFFIRMS FULL-YEAR 2023 REVENUE AND EPS GUIDANCE
($ in millions, except per share amounts, and where indicated)

	Quarters Ended June 30,		Percentage Inc/(Dec)	Six Months Ended June 30,		Percentage Inc/(Dec)
	2023	2022		2023	2022
Total Network Volumes (Billions)	$426.6	$394.8	8%	$825.5	$745.1	11%
Total Revenues Net of Interest Expense	$15,054	$13,395	12%	$29,335	$25,130	17%
Total Provisions for Credit Losses	$1,198	$410	#	$2,253	$377	#
Net Income	$2,174	$1,964	11%	$3,990	$4,063	(2)%
Diluted Earnings Per Common Share [1]	$2.89	$2.57	12%	$5.29	$5.30	—
Average Diluted Common Shares Outstanding	741	753	(2)%	742	756	(2)%

# - Denotes a variance of 100 percent or more.

New York – July 21, 2023 – American Express Company (NYSE: AXP) today reported second-quarter net income of $2.2 billion, or $2.89 per share, compared with net income of $2.0 billion, or $2.57 per share, a year ago.
“We delivered our fifth straight quarter of record revenues and achieved record earnings per share this quarter, each growing 12 percent over the prior year, demonstrating the continued strength of our differentiated business model,” said Stephen J. Squeri, Chairman and Chief Executive Officer.
“Card Member spending hit another all-time high, growing 8 percent on an FX-adjusted basis, driven by double-digit growth in U.S. Consumer and International Card Member spending. Travel and Entertainment spending remained strong across customer categories and geographies, growing 14 percent on an FX-adjusted basis. We also saw reservations on our Resy restaurant platform reach a quarterly high and bookings through our consumer travel business reach their highest levels since before the pandemic.

“We saw continued strong demand for our premium products, with over 70 percent of the new accounts we acquired in the quarter on our fee-based products. Millennial and Gen Z consumers remained our fastest-growing customer cohort, representing over 60 percent of new consumer accounts acquired globally in the quarter, and spending by this cohort increased 21 percent over the prior year in the United States.
“Our credit performance remains best-in-class, reflecting the strength of our premium customer base and continued thoughtful risk-management decisions.
“A key element of our differentiated model is our partnerships, which play a critical role in our ability to deliver unique value to our customers. I am pleased to announce we recently extended into 2033 our partnership with Hilton, our first and longest-standing co-brand partner, under which we will continue as the exclusive issuer of Hilton consumer and small business credit cards in the United States.
“Based on our results to date, we are reaffirming the full-year 2023 guidance we provided in January for revenue growth of 15 percent to 17 percent and EPS of $11.00 to $11.40. We remain committed to running the company with a focus on achieving our longer-term growth aspirations in a steady-state environment.”
Second-quarter consolidated total revenues net of interest expense were $15.1 billion, up 12 percent from $13.4 billion a year ago. The increase was primarily driven by higher average loan volumes and increased Card Member spending.
Consolidated provisions for credit losses were $1.2 billion, compared with $410 million a year ago. The increase reflected higher net write-offs and a net reserve build of $327 million, compared with a net reserve build of $58 million a year ago. Credit metrics remained strong in the current quarter.
Consolidated expenses were $11.1 billion, up 7 percent from $10.4 billion a year ago. The increase primarily reflected higher customer engagement costs, which were driven by higher network volumes and increased usage of travel-related benefits. Operating expenses also increased, primarily driven by increased compensation costs.
The consolidated effective tax rate was 20.5 percent, down from 22.8 percent a year ago, primarily reflecting discrete tax benefits in the current quarter.
U.S. Consumer Services reported second-quarter pretax income of $1.3 billion, compared with $1.3 billion a year ago.
Total revenues net of interest expense were $6.9 billion, up 17 percent from $5.9 billion a year ago. The increase was primarily driven by higher average loan volumes and increased Card Member spending.
Provisions for credit losses were $659 million, compared with $192 million a year ago. The increase reflected higher net write-offs and a net reserve build of $214 million.
Total expenses were $5.0 billion, up 13 percent from $4.4 billion a year ago, primarily reflecting higher customer engagement costs, which were driven by higher network volumes and increased usage of travel-related benefits, as well as higher operating expenses.
Commercial Services reported second-quarter pretax income of $713 million, compared with $778 million a year ago.
Total revenues net of interest expense were $3.7 billion, up 7 percent from $3.5 billion a year ago. The increase was driven in part by higher average loan volumes.
Provisions for credit losses were $339 million, compared with $97 million a year ago. The increase reflected higher net write-offs and a net reserve build of $119 million, compared with a reserve build of $24 million a year ago.
Total expenses were $2.7 billion, up 3 percent from $2.6 billion a year ago, primarily driven by higher operating expenses, as well as higher customer engagement costs driven by increased usage of travel-related benefits.
International Card Services reported second-quarter pretax income of $253 million, compared with $183 million a year ago.
Total revenues net of interest expense were $2.6 billion, up 10 percent from $2.3 billion a year ago. The increase was primarily driven by increased Card Member spending and higher card fee revenue.
Provisions for credit losses were $198 million, compared with $116 million a year ago. The increase reflected higher net write-offs, partially offset by a reserve release of $5 million in the current quarter, compared with a reserve build of $36 million a year ago.

Total expenses were $2.1 billion, up 4 percent from $2.0 billion a year ago, primarily reflecting higher operating expenses, as well as higher customer engagement costs, driven by higher network volumes and increased usage of travel-related benefits.
Global Merchant and Network Services reported second-quarter pretax income of $963 million, compared with $802 million a year ago.
Total revenues net of interest expense were $1.9 billion, up 14 percent from $1.6 billion a year ago, primarily reflecting higher merchant-related revenues.
Total expenses were $899 million, up 8 percent from $830 million a year ago, primarily reflecting higher operating expenses.
Corporate and Other reported a second-quarter pretax loss of $445 million, compared with a pretax loss of $493 million a year ago.

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1	Diluted earnings per common share (EPS) was reduced by the impact of (i) earnings allocated to participating share awards of $17 million and $15 million for the three months ended June 30, 2023 and 2022, respectively, and $31 million for both the six months ended June 30, 2023 and 2022, and (ii) dividends on preferred shares of $15 million for both the three months ended June 30, 2023 and 2022, and $29 million for both the six months ended June 30, 2023 and 2022.
As used in this release:
•Card Member spending (billed business) represents transaction volumes, including cash advances, on payment products issued by American Express.
•Customer engagement costs represent the aggregate of Card Member rewards, business development, Card Member services, and marketing expenses.
•FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translations into U.S. dollars (i.e., assumes the foreign exchange rates used to determine results for the three months ended June 30, 2023 apply to the period against which such results are being compared).
•Network volumes represent the total of billed business and processed volumes.
•Operating expenses represent salaries and employee benefits, professional services, data processing and equipment, and other, net.
•Reserve releases and reserve builds represent the portion of the provisions for credit losses for the period related to increasing or decreasing reserves for credit losses as a result of, among other things, changes in volumes, macroeconomic outlook, portfolio composition, and credit quality of portfolios. Reserve releases represent the amount by which net write-offs exceed the provisions for credit losses. Reserve builds represent the amount by which the provisions for credit losses exceed net write-offs.

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About American Express
American Express is a globally integrated payments company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.
Key links to products, services and corporate sustainability information: personal cards, business cards and services, travel services, gift cards, prepaid cards, merchant services, Accertify, Kabbage, Resy, corporate card, business travel, diversity and inclusion, corporate sustainability and Environmental, Social, and Governance reports.
Source: American Express Company
Location: Global

This earnings release should be read in conjunction with the company’s statistical tables for the second quarter 2023, available on the American Express Investor Relations website at http://ir.americanexpress.com and in a Form 8-K furnished today with the Securities and Exchange Commission.
An investor conference call will be held at 8:30 a.m. (ET) today to discuss second-quarter results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available later today at the same website address.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. The forward-looking statements, which address American Express Company’s current expectations regarding business and financial performance, including management’s outlook for 2023 and aspirations for 2024 and beyond, among other matters, contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “continue” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The company undertakes no obligation to update or revise any forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:
•the company’s ability to achieve its 2023 earnings per common share (EPS) outlook, grow earnings sequentially through 2023 and achieving its longer-term EPS growth aspirations for 2024 and beyond, which will depend in part on revenue growth, credit performance and the effective tax rate remaining consistent with current expectations and the company’s ability to continue investing at high levels in areas that can drive sustainable growth (including its brand, value propositions, customers, colleagues, technology and coverage), controlling operating expenses, effectively managing risk and executing its share repurchase program, any of which could be impacted by, among other things, the factors identified in the subsequent paragraphs as well as the following: fiscal and monetary policies and macroeconomic conditions, such as recession risks, effects of inflation, changes in interest rates, labor shortages or higher rates of unemployment, energy costs and the continued effects of the pandemic; geopolitical instability, including the ongoing war between Russia and Ukraine; the effects of recent stress in the banking sector; the impact of any future contingencies, including, but not limited to, restructurings, investment gains or losses, impairments, changes in reserves, legal costs and settlements, the imposition of fines or monetary penalties and increases in Card Member remediation; issues impacting brand perceptions and the company’s reputation; impacts related to new or renegotiated cobrand and other partner agreements; and the impact of regulation and litigation, which could affect the profitability of the company’s business activities, limit the company’s ability to pursue business opportunities, require changes to business practices or alter the company’s relationships with Card Members, partners and merchants;
•the company’s ability to achieve its 2023 revenue growth outlook and its longer-term revenue growth aspirations for 2024 and beyond, and the sustainability of the company’s future growth, which could be impacted by, among other things, the factors identified above and in the subsequent paragraphs, as well as the following: spending volumes not being consistent with expectations, including T&E spend growing slower than expected, a further moderation in spend growth by U.S. small and mid-sized enterprise or U.S. large and global corporate customers, or a general slowdown or increase in volatility in consumer and business spending volumes; the strengthening of the U.S. dollar beyond expectations; an inability to address competitive pressures, innovate and expand our products and services, leverage the advantages of the company’s differentiated business model and implement strategies and business initiatives, including within the premium consumer space, commercial payments and the global merchant network; and merchant discount rates changing by a greater or lesser amount than expected;
•net card fees not performing consistently with expectations, which could be impacted by, among other things, a deterioration in macroeconomic conditions impacting the ability and desire of Card Members to pay card fees; higher Card Member attrition rates; the pace of Card Member acquisition activity, particularly with respect to fee-based products; and the company’s inability to address competitive pressures, develop attractive value propositions and implement its strategy of refreshing card products and enhancing benefits and services;
•net interest income, the effects of interest rates and the growth rate of loans and Card Member receivables outstanding, and the portion of which that is interest bearing, being higher or lower than expectations, which could be impacted by, among other things, the behavior and financial strength of Card Members and their actual spending, borrowing and paydown patterns; the company’s ability to effectively manage risk and enhance Card Member value propositions; changes in benchmark interest rates, including where such changes affect the company’s assets or liabilities differently than expected; changes in capital and credit market conditions and the availability and cost of capital; credit actions, including line size and other adjustments to credit availability; the yield on Card Member loans not remaining consistent with current expectations; the company’s deposit levels or the interest rates it offers on deposits changing from current expectations; and the effectiveness of the company’s strategies to capture a greater share of existing Card Members’ spending and borrowings, and attract new, and retain existing, customers;
•future credit performance, the level of future delinquency, reserve and write-off rates and the amount and timing of future reserve builds and releases, which will depend in part on macroeconomic factors such as unemployment rates, GDP and the volume of bankruptcies; the ability and willingness of Card Members to pay amounts owed to the company; changes in consumer behavior that affect loan and receivable balances (such as paydown and revolve rates); the credit profiles of new customers acquired; the enrollment in, and effectiveness of, financial relief programs and the performance of accounts as they exit from such programs; collections capabilities and recoveries of previously written-off loans and receivables; and governmental actions providing forms of relief with respect to certain loans and fees;
•the actual amount to be spent on Card Member rewards and services and business development, and the relationship of these variable customer engagement costs to revenues, which could be impacted by continued changes in macroeconomic conditions and Card Member behavior as it relates to their spending patterns (including the level of spend in bonus categories), the redemption of rewards and offers (including travel redemptions) and usage of travel-related benefits; the costs related to reward point redemptions; further enhancements to product benefits to make them attractive to Card Members and prospective customers, potentially in a manner that is not cost effective; new and renegotiated contractual obligations with business partners; and the pace and cost of the expansion of the company’s global lounge collection;
•the actual amount the company spends on marketing in 2023 and beyond, which will be based in part on continued changes in the macroeconomic and competitive environment and business performance; the company’s ability to realize marketing efficiencies, optimize investment spending and drive increases in revenue; the effectiveness of management’s investment optimization process, management’s identification and assessment of attractive investment opportunities and the receptivity of Card Members and prospective customers to advertising and customer acquisition initiatives; and the company’s ability to balance expense control and investments in the business;
•the company’s ability to control operating expenses, including relative to future revenue growth, and the actual amount spent on operating expenses in 2023 and beyond, which could be impacted by, among other things, salary and benefit expenses to attract and retain talent; a persistent inflationary environment; the company’s ability to realize operational efficiencies, including through automation; management’s decision to increase or decrease spending in such areas as technology, business and product development, sales force, premium servicing and digital capabilities depending on overall business performance; the company’s ability to innovate efficient channels of customer interactions and the willingness of Card Members to self-service and address issues through digital channels; restructuring activity; supply chain issues; fraud costs; compliance expenses or consulting, legal and other professional services fees, including as a result of litigation or internal and regulatory reviews; regulatory assessments; the level of M&A activity and related expenses; information or cyber security incidents; the payment of fines, penalties, disgorgement, restitution, non-income tax assessments and litigation-related settlements; the performance of Amex Ventures and other of the company’s investments; impairments of goodwill or other assets; and the impact of changes in foreign currency exchange rates on costs;

•the company’s tax rate not remaining consistent with expectations, which could be impacted by, among other things, further changes in tax laws and regulation, the company’s geographic mix of income, unfavorable tax audits and other unanticipated tax items;
•changes affecting the company’s plans regarding the return of capital to shareholders, which will depend on factors such as the company’s capital levels and regulatory capital ratios; changes in the stress testing and capital planning process and new guidance from the Federal Reserve and other banking regulators, including changes to regulatory capital requirements; results of operations and financial condition; credit ratings and rating agency considerations; and the economic environment and market conditions in any given period;
•changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may materially impact the prices charged to merchants that accept American Express cards, the desirability of the company’s premium card products, competition for new and existing cobrand relationships, competition from new and non-traditional competitors and the success of marketing, promotion and rewards programs;
•the company’s ability to expand its leadership in the premium consumer space, which will be impacted in part by competition, brand perceptions (including perceptions related to merchant coverage) and reputation, and the company’s ability to develop and market new benefits and value propositions that appeal to Card Members and new customers, offer attractive services and rewards programs and build greater customer loyalty, which will depend in part on identifying and funding investment opportunities, addressing changing customer behaviors, new product innovation and development, Card Member acquisition efforts and enrollment processes, including through digital channels, continuing to realize the benefits from strategic partnerships, and evolving its infrastructure to support new products, services, and benefits;
•the company’s ability to build on its leadership in commercial payments, which will depend in part on competition, the willingness and ability of companies to use credit and charge cards for procurement and other business expenditures as well as use the company’s other products and services for financing needs, perceived or actual difficulties and costs related to setting up card-based B2B payment platforms, the company’s ability to offer attractive value propositions and new products to potential customers, the company’s ability to enhance and expand its payment and lending solutions and build out a multi-product digital ecosystem to integrate its broad product set, which is dependent on the company’s continued investment in capabilities, features, functionalities, platforms and technologies;
•the ability of the company to expand merchant coverage globally and the company’s success, as well as the success of OptBlue merchant acquirers and GNS partners, in signing merchants to accept American Express, which will depend on, among other factors, the company’s value propositions offered to merchants and merchant acquirers for card acceptance, the awareness and willingness of Card Members to use American Express cards at merchants, scaling marketing and expanding programs to increase card usage, identifying new-to-plastic industries and businesses as they form, working with commercial buyers and suppliers to establish B2B acceptance, increasing coverage in priority international cities and countries and key industry verticals and executing on the company’s plans in China and for continued technological developments, including capabilities that allow for greater digital integration and modernization of the company’s authorization platform;
•the company’s ability to stay on the leading edge of technology and digital payment and travel solutions, which will depend in part on the company’s success in evolving its products and processes for the digital environment, developing new features in the Amex app and enhancing digital channels, building partnerships and executing programs with other companies, effectively utilizing artificial intelligence and increasing automation to address servicing and other customer needs, and supporting the use of the company’s products as a means of payment through online and mobile channels, all of which will be impacted by investment levels, new product innovation and development and infrastructure to support new products, services, benefits and partner integrations;
•the company’s ability to grow internationally, which could be impacted by regulation and business practices, such as those capping interchange or other fees, mandating network access or data localization, favoring local competitors or prohibiting or limiting foreign ownership of certain businesses; the company’s inability to tailor products and services to make them attractive to local customers; competitors with more scale, local experience and established relationships with relevant customers, regulators and industry participants; the success of the company’s network partners in acquiring Card Members and/or merchants; and political or economic instability or regional hostilities, including as a result of the war in Ukraine;
•a failure in or breach of the company’s operational or security systems, processes or infrastructure, or those of third parties, including as a result of cyberattacks, which could compromise the confidentiality, integrity, privacy and/or security of data, disrupt the company’s operations, reduce the use and acceptance of American Express cards and lead to regulatory scrutiny, litigation, remediation and response costs, and reputational harm;
•legal and regulatory developments, which could affect the profitability of the company’s business activities; limit the company’s ability to pursue business opportunities or conduct business in certain jurisdictions; require changes to business practices or alter the company’s relationships with Card Members, partners, merchants and other third parties, including its ability to continue certain cobrand relationships in the EU; exert further pressure on merchant discount rates and the company’s GNS business; result in increased costs related to regulatory oversight, litigation-related settlements, judgments or expenses, restitution to Card Members or the imposition of fines or monetary penalties; materially affect capital or liquidity requirements, results of operations or ability to pay dividends; or result in harm to the American Express brand; and
•factors beyond the company’s control such as a further escalation of the war in Ukraine and other military conflicts, adverse developments affecting third parties, including other financial institutions, the severity and contagiousness of new COVID-19 variants, severe weather conditions, natural disasters, power loss, disruptions in telecommunications, terrorism and other catastrophic events, any of which could significantly affect demand for and spending on American Express cards, delinquency rates, loan and receivable balances, deposit levels and other aspects of the company’s business and results of operations or disrupt its global network systems and ability to process transactions.
A further description of these uncertainties and other risks can be found in American Express Company’s Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and the company’s other reports filed with the Securities and Exchange Commission.